UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the securities exchange act of 1934

Date of Report (Date of earliest event reported): April 1, 2022

ARCHAEA ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39644	85-2867266
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4444 Westheimer Road, Suite G450
Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

(346) 708-8272
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	LFG	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, pursuant to the Stockholders’ Agreement, dated September 15, 2021 (the “Stockholders Agreement”), by and among Archaea Energy Inc. (the “Company”), the Company’s stockholders listed on Schedule I thereto, and certain other parties listed therein, Scott Parkes was automatically removed as a member of the Company’s Board of Directors (the “Board”) on March 25, 2022 due to the Ares Investor (as defined in the Stockholders Agreement) ceasing to own the requisite number of the Company’s securities to maintain its director designation right.

On April 1, 2022, the Board re-appointed Mr. Parkes to the Board as a Class I director, effective April 5, 2022, with a term expiring at the Company’s 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”) or until his successor is elected and qualified or, if earlier, until his death, resignation, retirement, disqualification or removal from the Board. The Board has also re-appointed Mr. Parkes as a member of the Compensation Committee of the Board and as the chair of the Safety, Health, Environmental and Quality Committee of the Board. There are no arrangements or understandings between Mr. Parkes and any other person pursuant to which he was appointed as a director.

Mr. Parkes will receive compensation for his service on the Board in a manner consistent with the Company’s non-employee director compensation policy in effect from time to time. Currently, under such policy, as further described in the Company’s definitive proxy statement for the 2022 Annual Meeting (the “Proxy Statement”), which was filed by the Company on April 5, 2022, under “Director Compensation,” which is incorporated herein by reference, the Company’s non-employee directors receive an annual cash retainer of $75,000, which is paid quarterly in arrears and prorated as appropriate for each director’s period of service on the Board.

There are no prior, current or proposed transactions in which Mr. Parkes had, has or will have a direct or indirect material interest and in which the Company was, is or will be a participant that require disclosure pursuant to Item 404(a) of Regulation S-K, except for the Stockholders Agreement, pursuant to which he was previously appointed and served as a member of the Board from September 2021 to March 2022. For more information on the Stockholders Agreement, see “Certain Relationships and Related Party Transactions” in the Proxy Statement, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2022

ARCHAEA ENERGY INC.

By:	/s/ Edward P. Taibi
Name:	Edward P. Taibi
Title:	General Counsel and Executive Vice President of Strategic Initiatives and Government Affairs

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